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                             MAYER, BROWN & PLATT

                           190 SOUTH LA SALLE STREET

                          CHICAGO, ILLINOIS 60603-3441


                                                                       Exhibit 5


                                 April 30, 2001

Burlington Northern Santa Fe Corporation
2650 Lou Menk Drive
Fort Worth, Texas 76131

     Re:  Registration Statement on Form S-3
          $1,000,000,000 Principal Amount of Debt Securities
          --------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Burlington Northern Santa Fe Corporation, a Delaware corporation ("BNSF"), in connection with an offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), of $1 billion principal amount of BNSF's debt securities (the "Debt Securities") and the corporate proceedings (the "Corporate Proceedings") taken and to be taken in connection therewith. The Debt Securities are to be issued under an indenture (the "Indenture") between BNSF and Bank One Trust Company, National Association, as successor in interest to The First National Bank of Chicago, as Trustee.

     We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of a Registration Statement on Form S-3 (the "Registration Statement") relating to the Debt Securities. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

     Based on the foregoing, it is our opinion that, upon completion of the Corporate Proceedings, the Debt Securities will have been duly authorized for issuance and, when each series of Debt Securities is duly executed, authenticated, issued and delivered, such series will constitute valid and legally binding obligations of BNSF, entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption "Legal Matters" with respect to the matters stated therein.


CHICAGO BERLIN CHARLOTTE COLOGNE HOUSTON LONDON LOS ANGELES NEW YORK WASHINGTON
   INDEPENDENT MEXICO CITY CORRESPONDENT: JAUREGUI, NAVARETTE, NADER Y ROJAS
                INDEPENDENT PARIS CORRESPONDENT: LAMBERT & LEE


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MAYER, BROWN & PLATT

  Burlington Northern Santa Fee Corporation
  April 30, 2001
  Page 2

     We are admitted to practice law in the State of Illinois, and we express no opinion as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.


                                 Very truly yours,



                                 MAYER, BROWN & PLATT